                                                                     EXHIBIT 8.1




                               September 17, 1997



Synthetic Industries, Inc.
309 LaFayette Road
Chickamauga, Georgia  30707

         Re:      Registration Statement on Form S-4 of
                  Synthetic Industries, Inc.

Ladies and Gentlemen:

                  This opinion is delivered to you in connection with the Registration Statement on Form S-4 (Reg. No. 333-28817), as amended (the "Registration Statement") filed with the Securities and Exchange Commission by Synthetic Industries, Inc. (the "Company") in connection with a proposed withdrawal of a portion of the shares of the Company's common stock ("Common Stock") held by Synthetic Industries, L.P. (the "Partnership") by limited partners of the Partnership who elect to participate in an underwritten sale of those shares and the subsequent dissolution of the Partnership in one or more liquidating distributions of Common Stock remaining in the Partnership after the underwritten sale (in its entirety, the "Plan").

Synthetic Industries, Inc.

September 17, 1997

                            INFORMATION RELIED UPON


                  In rendering the opinion expressed herein, we have examined and relied upon such documents, drafts of documents or forms of documents as we have deemed appropriate, including: (i) the Registration Statement, including the Joint Proxy Statement and Prospectus of the Company and the Partnership (the "Prospectus"); (ii) an execution draft of the Agreement and Plan of Withdrawal and Dissolution, by and among the Company, the Partnership, and SI Management L.P. (the "General Partner") attached as Annex A to the Prospectus; (iii) a form of Withdrawal Election Agreement relating to the Plan of Withdrawal and Dissolution of the Partnership attached as Annex B to the Prospectus; (iv) a form of Proxy relating to the Plan of Withdrawal and Dissolution of the Partnership attached as Exhibit 99.3 to the Prospectus; (v) the Synthetic Industries L.P. Amended and Restated Limited Partnership Agreement, dated as of November 11, 1986 (the "Partnership Agreement"), (vi) the Amendment to the Partnership Agreement, dated as of November 11, 1986; (vii) an execution draft of the Proposed, Amendment No. 2 to the Partnership Agreement attached as Exhibit A to Annex A to the Prospectus; (viii) the Certificates relating to Tax Opinion from the Company and the General Partner (in its individual capacity and on behalf of the Partnership) (the "Certificates"), which are attached as Annex A and Annex B to this opinion; and (ix) the Withdrawal Agent Agreement between the Company, the

Synthetic Industries, Inc.

September 17, 1997

Withdrawal Election Partners (as defined in the Prospectus), and United States Trust Company of New York. In our examination of the documents and in our reliance upon them in issuing this opinion, we have assumed, with your consent, that all documents will be executed in the same form as the drafts and forms of documents listed above, that all representations, certifications, and statements set forth in the documents are and will remain true, correct, and complete, and that all obligations, covenants, conditions, and terms imposed by any of the documents on the parties have been or will be performed or satisfied in accordance with their terms. Moreover, we have participated in conferences with officers and representatives of the Partnership and the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Finally, in rendering this opinion, we have relied upon the representations in the Certificates.

Synthetic Industries, Inc.

September 17, 1997

                                    OPINION


                  Based on our analysis of the relevant legal authorities as they apply to the information, representations, assumptions that we have made with your consent and the consent of the Partnership, and documents (including drafts and forms) upon which we have relied, the discussion contained in the Prospectus in the section captioned "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" expresses our opinion as to certain United States federal income tax consequences of the implementation of the Plan.



                  This opinion is based on current authorities and upon facts, assumptions that we have made with your consent, and representations as of this date. It is subject to change in the event of a change in the applicable law or a change in the interpretation of such law by the courts or by the Internal Revenue Service. There can be no assurance that legislative or administrative changes or court decisions will not be forthcoming that would significantly modify this opinion or cause its withdrawal. We are under no obligation to inform you of any such changes or decisions. In addition, our opinion is based solely on the documents (including drafts and forms) that we have examined and the representations and assumptions referred to herein. Our opinion cannot be relied upon if any of the material facts contained in such documents are, or later

Synthetic Industries, Inc.

September 17, 1997
become, materially inaccurate or if any of the representations or assumptions referred to herein are, or later become, materially inaccurate. Our opinion represents our legal judgment and has no official status of any kind. Finally, our opinion is limited to the United States federal income tax matters specifically covered thereby.

                  This letter is furnished by us as counsel for the Company. We consent to the filing of this opinion as an exhibit to the Registration Statement in connection with the Plan and to the use of our name in the Prospectus.

                                               Very truly yours,

                                               KING & SPALDING

                                                                         ANNEX A


                                     DRAFT
                         SI MANAGEMENT L.P. CERTIFICATE
                            RELATING TO TAX OPINION


         I, Leonard Chill, hereby certify on behalf of SI Management L.P.
that (i) I am the authorized agent of SI Management L.P., in its individual capacity and its capacity as the sole general partner (the "General Partner") of Synthetic Industries, L.P. (the "Partnership"), for purposes of executing this certificate; (ii) I have personal knowledge of the facts and circumstances relating to the plan of dissolution for the Partnership which will result in
(x) a withdrawal of a portion of the shares of common stock of Synthetic Industries, Inc. (the "Company") from the Partnership by limited partners who elect to participate in an underwritten sale of the withdrawn shares ("Withdrawal Election Partners"), and (y) the subsequent liquidating distributions of the portion of the common stock of the Company remaining in the Partnership after the withdrawal (collectively, the "Plan") and all relevant facts discussed herein; and (iii) to the best of my knowledge and belief:

                 (1) I have thoroughly reviewed the Joint Proxy Statement and Prospectus in the form of Form S-4 to be filed with the Securities and Exchange Commission (the "Prospectus") in connection with the implementation of the Plan and all exhibits attached thereto; the representations, information and statements of fact contained in those documents are true, accurate, and complete in all material respects.

                 (2) The General Partner, the Partnership, or the Company has submitted or caused to be submitted to King & Spalding photocopies of all documents relevant to the Plan. Those photocopies faithfully reproduce the originals. In addition, (i) the originals are authentic, (ii) all documents have been or will be duly executed and validly signed (or filed, where applicable) to the extent required in substantially the same form as they have been provided to King & Spalding, (iii) all representations, certifications, and statements set forth in the documents are and are expected to remain true, correct, and complete, (iv) all obligations, covenants, conditions, and terms imposed by any of the documents on the General Partner and the Partnership have been or are expected to be performed or satisfied in accordance with their terms, and (v) all documents, facts, and other information that are relevant to the Plan have been disclosed to King & Spalding.

                 (3) There are valid and substantial business purposes, independent of federal income tax considerations, for the implementation of each aspect of the Plan.

                 (4) The order and timing of the Withdrawal and the Dissolution (as those terms are defined in the Prospectus) were designed to minimize any disruption of the markets caused by the Plan.

                 (5) The Partnership is a limited partnership that was validly formed and has been recognized as a limited partnership, at all times since its inception, under the limited partnership law of Delaware.

                 (6) At the time of the Partnership's formation and the admission of the limited partners as partners of the Partnership, the partners intended to join together as partners in a partnership pursuant to the terms of Synthetic Industries L.P. Amended and Restated Limited Partnership Agreement (as amended) and, upon entering the Partnership, has a reasonable expectation of deriving pre-tax profits from the Partnership's activities.

                 (7) Since its inception, the Partnership has claimed to be a partnership for federal income tax purposes and has annually filed on a timely basis Form 1065s, and neither the Partnership nor the General Partner has taken any position that is inconsistent with the Partnership's status as a partnership for federal income tax purposes.

                 (8) Neither the Partnership nor the General Partner has been notified or has any reason to know that the federal income tax classification of the Partnership was, is, or will be under examination by the Internal Revenue Service.

                 (9) The General Partner will not cause or otherwise permit the Partnership to elect to be taxable as a corporation.

                 (10) The Partnership at all times has maintained and will continue to maintain the capital accounts of its partners in conformity with Treasury Regulation Section 1.704-1(b).

                 (11) No interests in the Partnership ("Units") have been since the inception of the Partnership or will be traded on:

         (a) a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the "1934 Act");

         (b)     a national securities exchange exempt from registration under
         Section 6 of the 1934 Act because of the limited volume of transactions;

         (c)     a foreign securities exchange;

         (d)     a regional or local exchange: or

         (e) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

                 (12) Since the inception of the Partnership and through the dissolution and termination of the Partnership under the Plan:

         (a) taking into account all of the facts and circumstances, no partner of the Partnership has been or will be readily able to buy, sell, or exchange any interest in the

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

         Partnership in any manner that is comparable, economically, to trading on an established securities market;

         (b) no interest in the Partnership has been or will be regularly quoted by any person making a market in such interests;

         (c) no person regularly has made or will make available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the Partnership and has stood or will stand ready to effect buy or sell transactions at the quoted price for itself or on behalf of others;

         (d) no partner in the Partnership has had or will have a readily available, regular, and ongoing opportunity to sell or exchange any interest in the Partnership through a public means of obtaining or providing information of offers to buy, sell, or exchange interests in the Partnership; and

         (e) no prospective buyers and sellers have had or will have the opportunity to buy, sell, or exchange any interest in the Partnership in a time frame and with regularity and continuity that is comparable to that described in subparagraphs (a) through (d) hereof.

                 (13) The Partnership has not been since its inception and will not be (i) registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as a management company or unit investment trust or (ii) a common trust fund or similar fund excluded by Section 3(c)(3) of the 1940 Act from the definition of "investment company." It has not had and will not have in effect an election under the 1940 Act to be treated as a business development company.

                 (14) The Partnership since its inception has realized no income, deductions, gain, or loss and will not realize any such tax items, other than costs incurred by the Company on the Partnership's behalf relating to the development of the Plan and earlier restructuring proposals that were not carried through ("Restructuring Costs").

                 (15) At all times since acquiring 100 percent of the common stock of the Company, the Partnership has held no other assets and has not had any debt outstanding other than a note payable to the Company for Restructuring Costs. The Partnership will not acquire any other assets and will not incur any liabilities other than those liabilities it will repay as part of the Plan.

                 (16) When acquired by the Partnership and at all times through October 31, 1996, the common stock of the Company was not a "Marketable Security," as defined to include:

         (a) any stock or other financial instruments ("marketable securities") which were traded on an established financial market including:

                 (i) a national securities exchange that is registered under section 6 of the 1934 Act;

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

                 (ii) an interdealer quotation system sponsored by a national securities association registered under section 15A of the 1934 Act;

                 (iii) a domestic board of trade designated as a contract market by the Commodities Futures Trading Commission;

                 (iv) a foreign securities exchange or board of trade that satisfies analogous regulatory requirements under the law of the jurisdiction in which it is organized (such as the London International Financial Futures Exchange, the Marche a Terme International de France, the International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited, the Frankfurt Stock Exchange, and the Tokyo Stock Exchange);

                 (v)      an interbank market;

                 (vi) a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations (including rates, yields, or other pricing information) of one or more identified brokers, dealers, or traders or actual prices (including rates, yields, or other pricing information) of recent transactions (an "interdealer market"); and

                 (vii) solely with respect to a debt instrument, a debt market in which price quotations for the instrument are readily available from brokers, dealers, or traders;

         (b) any interest (i) in a common trust fund or (ii) in a regulated investment company which is offered for sale or has outstanding any redeemable security (as defined in section 2(a)(32) of the Investment Company Act of 1940) of which it is the issuer;

         (c) any financial instrument which was readily convertible into, or exchangeable for, money or marketable securities;

         (d) any financial instrument the value of which was determined substantially by reference to marketable securities;

         (e) any interest in a precious metal which was traded on any established financial market listed in subparagraph (a) above;

         (f) any interest in an entity if, at the time an interest in the entity is distributed by the partnership, 90 percent or more of the assets of the entity consist of money, marketable securities, or both; and

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

         (g) any interest in an entity to the extent that the value of such interest is attributable to money, marketable securities or both, but only if, at the time an interest in the entity is distributed by the partnership, less 90 percent but 20 percent or more of the assets of the entity (determined by value) consist of money, marketable securities, or both.

                 (17) At the time its common stock was acquired by the Partnership, and at all times through February 5, 1997, the Company had no outstanding Marketable Securities (as defined above).

                 (18) At the time the Partnership acquired the common stock of the Company and at all times since then, the Company has not held money, Marketable Securities, or both having a total value equal to or exceeding 20 percent of the total value of all assets of the Company ("excessive money and marketable securities").

                 (19) No partner of the Partnership has made or will make any capital contribution to the Partnership other than cash.

                 (20) Neither the General Partner nor the Partnership has any reason to know of any efforts that are being or will be made prior to the Withdrawal to market or sell common stock of the Company held by the Partnership.

                 (21) There is a significant risk that the shares of common stock of the Company transferred to [the Redemption Agent's name] pursuant to the Plan will not be sold pursuant to the Underwritten Sale (as defined in the Prospectus).

                 (22) Neither the Partnership nor the General Partner (in its capacity as a general partner of the Partnership) has assisted or will assist, in any manner, the marketing or sale of common stock of the Company that will be distributed to the Withdrawal Election Partners in accordance with the Plan, other then assisting in the formation of the Plan (to be voted on by the Limited Partners) and the proposed distribution of shares of common stock of the Company in retirement of the partnership interests of the Withdrawal Election Partners.

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

         I understand that King & Spalding, as counsel to the Company, will rely on this certificate in rendering its opinion concerning the description of certain federal income tax consequences of the Plan as provided in the Prospectus. I also understand that it will be necessary to provide either a written confirmation of each of the representations contained in this certificate or immediately before the effective date of the Prospectus or an explanation prior to such time as to why confirmation of any such representation is not possible.


                 This 17th day of September, 1997.


                                       SI Management L.P.,
                                       in its capacity as General Partner
                                       and on behalf of the Limited Partners

                                       By: Synthetic Management G.P.,
                                           General Partner

                                       By: Chill Investments, Inc.
                                           Managing General Partner

                                       By: /s/ Leonard Chill
                                           ------------------------------------
                                           Name:  Leonard Chill
                                           Title: President

                                                                         ANNEX B


                                     DRAFT
                     SYNTHETIC INDUSTRIES, INC. CERTIFICATE
                            RELATING TO TAX OPINION


         I, JOSEPH SINICROPI, hereby certify on behalf of Synthetic Industries, Inc. (the "Company") that (i) I am the Chief Financial Officer and Secretary;
(ii) I have personal knowledge of the facts and circumstances relating to the plan of dissolution for the Partnership which will result in (x) a withdrawal of a portion of the shares of common stock of the Company from the Partnership by limited partners who elect to participate in an underwritten sale of the withdrawn shares, ("Withdrawal Election Partners"), and (y) the subsequent liquidating distributions of the portion of the common stock of the Company remaining in the Partnership after the withdrawal (collectively, the "Plan") and all relevant facts discussed herein; and (iii) to the best of my knowledge and belief:

                 (1) I have thoroughly reviewed the Joint Proxy Statement and Prospectus in the form of Form S-4 to be filed with the Securities and Exchange Commission (the "Prospectus") in connection with the implementation of the Plan and all exhibits attached thereto; the representations, information and statements of fact contained in those documents are true, accurate, and complete in all material respects.

                 (2) The Company has submitted or caused to be submitted to King & Spalding photocopies of all documents relevant to the Plan. Those photocopies faithfully reproduce the originals. In addition, (i) the originals are authentic, (ii) all documents have been or will be duly executed and validly signed (or filed, where applicable) to the extent required in substantially the same form as they have been provided to King & Spalding, (iii) all representations, certifications, and statements set forth in the documents are and are expected to remain true, correct, and complete, (iv) all obligations, covenants, conditions, and terms imposed by any of the documents on the Company have been or are expected to be performed or satisfied in accordance with their terms, and (v) all documents, facts, and other information that are relevant to the Plan have been disclosed to King & Spalding.

                 (3) There are valid and substantial business purposes, independent of federal income tax considerations, for the implementation of each aspect of the Plan.

                 (4) The order and timing of the Withdrawal and the Dissolution (as those terms are defined in the Prospectus) were designed to minimize any disruption of the markets caused by the Plan.

                 (5) When acquired by the Partnership and at all times through October 31, 1996, the common stock of the Company was not a "Marketable Security," as defined to include:

         (a) any stock or any other financial instruments ("marketable securities") which were traded on an established financial market including:

                 (i) a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1934 (the "1934 Act");

                 (ii) an interdealer quotation system sponsored by a national securities association registered under section 15A of the 1934 Act;

                 (iii) a domestic board of trade designated as a contract market by the Commodities Futures Trading Commission;

                 (iv) a foreign securities exchange or board of trade that satisfies analogous regulatory requirements under the law of the jurisdiction in which it is organized (such as the London International Financial Futures Exchange, the Marche a Terme International de France, the International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited, the Frankfurt Stock Exchange, and the Tokyo Stock Exchange);

                 (v)      an interbank market;

                 (vi) a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations (including rates, yields, or other pricing information) of one or more identified brokers, dealers, or traders or actual prices (including rates, yields, or other pricing information) of recent transactions (an "interdealer market"); and

                 (vii) solely with respect to a debt instrument, a debt market in which price quotations for the instrument are readily available from brokers, dealers, or traders;

         (b) any interest (i) in a common trust fund or (ii) in a regulated investment company which is offered for sale or has outstanding any redeemable security (as defined in section 2(a)(32) of the Investment Company Act of 1940) of which it is the issuer;

         (c) any financial instrument which was readily convertible into, or exchangeable for, money or marketable securities;

         (d) any financial instrument the value of which was determined substantially by reference to marketable securities;

         (e) any interest in a precious metal which was traded on any established financial market listed in subparagraph (a) above;

         (f) any interest in an entity if, at the time an interest in the entity is distributed by the partnership, 90 percent or more of the assets of the entity consist of money, marketable securities, or both; and

         (g) any interest in an entity to the extent that the value of such interest is attributable to money, marketable securities or both, but only if, at the time an interest in the entity is distributed by the partnership, less 90 percent but 20 percent or more of the assets of the entity (determined by value) consist of money, marketable securities, or both.

                 (6) At the time its common stock was acquired by the Partnership, and at all times through February 5, 1997, the Company had no outstanding Marketable Securities (as defined above).

                 (7) At the time the Partnership acquired the common stock of the Company and at all times since then, the Company has not held money, Marketable Securities, or both having a total value equal to or exceeding 20 percent of the total value of all assets of the Company ("excessive money and marketable securities"). Prior to the completion of the Dissolution, the Company will not acquire or at any time have money, marketable securities, or both in an amount that would cause it to have excessive money and marketable securities.

                 (8) The Company has no reason to know of any efforts that are being or will be made prior to the Withdrawal to sell common stock of the Company held by the Partnership.

                 (9) There is a significant risk that the shares of Company common stock transferred to [the Redemption Agent's name] pursuant to the Plan will not be sold pursuant to the Underwritten Sale (as defined in the Prospectus).

         I understand that King & Spalding, as counsel to the Company, will rely on this certificate in rendering its opinion concerning the description of certain federal income tax consequences of the Plan as provided in the Prospectus. I also understand that it will be necessary to provide either a written confirmation of each of the representations contained in this certificate at or immediately before the effective date of the Prospectus or an explanation prior to such time as to why confirmation of any such representation is not possible.


                 This 17th day of September, 1997.



                                         /s/ JOSEPH SINICROPI
                                         --------------------------------------
                                         Joseph Sinicropi
                                         Chief Financial Officer and Secretary





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